Exhibit 10.2

AMERISOURCEBERGEN CORPORATION

RESTRICTED STOCK AWARD TO NON-EMPLOYEE DIRECTOR

Participant:

Number of Shares Granted:

Date of Grant:

Vesting Date:

RECITALS

This Restricted Stock Award (the “Award”) is made by AmerisourceBergen Corporation, a Delaware corporation (the “Company”), pursuant to the AmerisourceBergen Corporation Omnibus Incentive Plan, as amended (the “Plan”).

WHEREAS, the Company has agreed to grant and issue to the Participant and Participant desires to acquire Shares (as defined below), subject to certain restrictions and on the terms and conditions contained in this Award.

NOW, THEREFORE, in consideration of the foregoing and the premises contained herein and intending to be legally bound hereby:

1.             Definitions.  Unless otherwise defined herein, capitalized terms used in this Award shall have the meanings ascribed to them in the Plan.  As used herein:

(a)         “Vesting Period” means, with respect to each Share of Restricted Stock, the period beginning on the Date of Grant and ending on the third anniversary thereof.

(b)         “Restricted Stock” means the Shares which are the subject of the Award hereby granted.

(c)          “Shares” mean shares of the Company’s Common Stock.

(d)         “Voluntary Retirement” means any voluntary termination of service on the Board by the Participant (i) after reaching age sixty two (62) and completing sixty (60) full months of continuous service on the Board or (ii) after reaching age fifty-five (55), where the Participant’s age plus years of continuous service on the Board equals at least seventy (70).

2.                                      Grant of Restricted Stock.  Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the Restricted Stock.

3.                                      Restrictions on Restricted Stock.  Subject to the terms and conditions set forth herein and in the Plan, during the Vesting Period, Participant shall not be permitted to sell, transfer, pledge, alienate, encumber or assign the Restricted Stock.  Furthermore, during the Vesting Period, the Restricted Stock shall not be subject in any manner to attachment or other legal process for the debts of the Participant. The Company shall maintain possession of the certificates respecting the Restricted Stock during the Vesting Period.

4.                                      Lapse of Restrictions.  Subject to the terms and conditions set forth herein and in the Plan, the restrictions set forth in Paragraph 3 on each Share of Restricted Stock that has not been forfeited shall lapse on the earlier of: (a) the last day of the Vesting Period (the “Vesting Date”), provided that the Participant has remained in continuous service with the Company as a member of the Board (other than by reason of a Voluntary Retirement) from the Date of Grant through the Vesting Date; and (b) the Participant’s death.

5.                                      Forfeiture of Restricted Stock.  If at any time the Participant is no longer serving the Company as a member of the Board for any reason other than as a result of his death during the Vesting Period, the Restricted Stock shall be forfeited by the Participant and deemed canceled by the Company.  Notwithstanding the foregoing, if the Participant’s service as a member of the Board terminates during the Vesting Period due to the Participant’s Voluntary Retirement, the Restricted Stock

shall not be forfeited and the restrictions of Paragraph 3 shall continue to apply to the Restricted Stock until such restrictions lapse in accordance with Paragraph 4.  The provisions of this Paragraph 5 shall not apply to Shares of Restricted Stock as to which the restrictions of Paragraph 3 have lapsed.

6.                                      Rights of Participant.  During the Vesting Period, the Participant shall have the right to vote the Restricted Stock.  Any dividends paid on the Restricted Stock during the Vesting Period shall accrue, but shall not be paid until the Vesting Date.  The accrued dividends shall be paid to the Participant at the same time that the certificates for Shares are delivered in accordance with Paragraph 10; provided, however, no accrued dividends shall be paid if the Restricted Stock is forfeited in accordance with Paragraph 5.

7.                                      Change in Control.  With respect to Shares of Restricted Stock as to which the restrictions of Paragraph 3 have not lapsed, in the event of a Change in Control, the Board or the Compensation Committee may, in its sole discretion, cause such Shares of Restricted Stock to become nonforfeitable and the Board or the Compensation Committee may take such actions as it deems appropriate pursuant to Section 21(b) of the Plan.

8.                                      Notices.  Any notice to the Company provided for in this instrument shall be addressed to the Compensation Committee at 1300 Morris Drive, Chesterbrook, PA 19087, and any notice to the Participant shall be addressed to such Participant at the current address shown on the records of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by overnight courier or telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

9.                                      Securities Laws, etc.  The Compensation Committee may from time to time impose any conditions on the Restricted Stock as it deems necessary or advisable to ensure that the Plan and this Award satisfy the conditions of Rule 16b-3, and that Shares are issued and resold in compliance with the Securities Act of 1933, as amended.  The Company may require that the Participant represent that the Participant is holding the Shares for the Participant’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Compensation Committee deems appropriate.

10.                               Delivery of Shares.  Upon the conclusion of the Vesting Period, the Company shall notify the Participant that the restrictions on the Restricted Stock have lapsed.  Within ten (10) business days of the Vesting Date, the Company shall, without payment from the Participant for the Restricted Stock, deliver to the Participant a certificate for the Restricted Stock without any legend or restrictions, except for such restrictions as may be imposed by the Compensation Committee, in its sole judgment, under Paragraph 9.  The Company may condition delivery of certificates for Shares upon the prior receipt from the Participant of any undertakings which it may determine are required to ensure that the certificates are being issued in compliance with federal and state securities laws.

11.                               Miscellaneous.

(a)         The Award granted hereunder shall not confer upon the Participant any right to continue in the service of the Company and the Participant’s service may be terminated by the Company or its stockholders in accordance with applicable law.

(b)         The Award granted hereunder is subject to the approval of the Plan by the shareholders of the Company to the extent that such approval (i) is required pursuant to the rules and regulations of the New York Stock Exchange, or (ii) is required to satisfy the conditions of Rule 16b-3.

(c)          The Company has not advised the Participant regarding the Participant’s income tax liability in connection with the grant or vesting of the Restricted Stock.  The Participant may not rely on any statements or representations of the Company or any of its agents in regard to such liability.  The Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Award.

(d)         The validity, performance, construction and effect of this Award shall be governed by and determined in accordance with the law of the State of Delaware, without giving effect to conflicts of laws principles thereof.

(e)          Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Participant, the Participant’s assigns, the legal representatives, heirs and legatees of the Participant’s estate and any beneficiaries of the Award designated by the Participant.

(f)           This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(g)          The Participant has received a copy of the Plan, a copy of which is attached hereto, has been provided with the opportunity to read the Plan and is familiar with the terms and provisions thereof and hereby accepts this Award subject to all of the terms and provisions of this Award and the Plan.  The Participant hereby acknowledges the receipt of the prospectus for the Plan, a copy of which is attached hereto.  All decisions or interpretations of the Board or the Compensation Committee upon any questions arising under the Plan or this Award shall be binding, conclusive and final.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Award effective as of the Date of Grant.

AMERISOURCEBERGEN CORPORATION

Accepted:

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